EXHIBIT 10.8

COMPUTER SCIENCES CORPORATION

EMPLOYEE INCENTIVE PLAN

INTERNATIONAL STOCK OPTION

ADDITIONAL TERMS AND CONDITIONS AGREEMENT

This International Stock Option Additional Terms and Conditions Agreement (“Agreement”) has been incorporated by reference into the Award Agreement and, by signing the Award Agreement, the Employee has acknowledged and agreed to the additional terms and conditions contained herein.  This Agreement and the Award Agreement are collectively referred to as the “Agreement” herein.

1. Definitions.

This Award is subject to all of the terms, conditions and provisions of the Plan in effect on the date hereof and administrative interpretations thereunder, if any, adopted by the Committee.  Except as defined herein, capitalized terms shall have the same meanings ascribed to them under the Plan and/or the Award Agreement.  For purposes of this Agreement:

(a) “Applicable Restrictive Period” shall mean, with respect to each exercise of an Option, the period set forth in Section 3(b)(i), (ii) or (iii) hereof, respectively.

(b) “Cause” shall mean: (A) fraud, misappropriation, embezzlement or other act of material misconduct against the Company or any of its affiliates; (B) conviction of a felony involving a crime of moral turpitude; (C) willful and knowing violation of any rules or regulations of any governmental or regulatory body material to the business of the Company; or (D) substantial and willful failure to render services in accordance with the terms of his or her employment (other than as a result of illness, accident or other physical or mental incapacity), provided that (X) a demand for performance of services has been delivered to the Employee in writing by the Employee’s supervisor at least 60 days prior to termination identifying the manner in which such supervisor believes that the Employee has failed to perform and (Y) the Employee has thereafter failed to remedy such failure to perform.

(c) “Change in Control” shall mean the consummation of a “change in the ownership” of Computer Sciences Corporation, a “change in effective control” of Computer Sciences Corporation or a “change in the ownership of a substantial portion of the assets” of Computer Sciences Corporation, in each case, as defined in Section 409A of the U.S. Internal Revenue Code and the regulations thereunder.

(d) “Client” means any client with respect to whom the Employee provided services, on behalf of whom the Employee transacted business, or with respect to whom the Employee possessed Confidential Information during the 12-month period preceding each of (i) the date the Employee engages in an act described in Section 3(b)(ii)(B) and (ii) the date of the termination of the Employee’s employment with the Company for any reason.

(e) “Competitor” means an individual, business or any other entity or enterprise engaged or having publicly announced its intent to engage in business that is substantially similar to the Company’s business. For purposes of this Agreement, the parties specifically agree that: the Company is engaged in the business of providing technology-enabled solutions and services; that the Company’s capabilities include, but are not limited to, system design and integration, information technology and business process outsourcing, applications software development, Web and application hosting, mission support and management consulting; and that the Company actively solicits business and services clients located throughout the United States and the world.  A non-exhaustive list of the Company’s Competitors includes Accenture, Xerox/ACS, HP/EDS, General Dynamics, IBM, L-3 Communications, Lockheed Martin, Northrop Grumman, Dell/Perot Systems, SAIC, Oracle/Sun Microsystems, Unisys Corporation, Infosys, WiPro, Tata, Cognizant, or any subsidiary or affiliate thereof.

(f) “Confidential Information” means all Company trade secrets, patents, copyrights, confidential or proprietary business information and data, sales and financial data, pricing information, manufacturing and distribution methods, information relating to the Company’s business plans and strategies including, but not limited to, customers and/or prospects, or lists thereof, marketing plans and procedures, research and development plans, methods of doing business, both technical and non-technical, information relating to the design, architecture, flowcharts, source or object code and documentation of any and all computer software products which the Company has developed, acquired or licensed or is in the process of developing, acquiring or licensing or shall develop, acquire or license in the future, hardware and database technologies or technological information, formulae, designs, process and systems information, intellectual property rights, and any other confidential or proprietary information which relates to the business of the Company or to the business of any client or vendor of the Company or any other party with whom the Company agrees to hold information in confidence, whether patentable, copyrightable or protectable as trade secrets or not.  Confidential Information does not include information which is (i) already known by the Employee without an obligation of confidentiality, (ii) publicly known or becomes publicly known through no unauthorized act of the Employee, (iii) rightfully received from a third party without an obligation of confidentiality, (iv) disclosed without similar restrictions by the Company to a third party (other than an affiliate or customer of the Company), or (v) approved by the Company, in writing, for disclosure.

(g) “Disability” shall mean the Employee has become “disabled,” as such term is defined in Section 409A of the U.S. Internal Revenue Code and the regulations thereunder.

(h) “Employer” shall mean the Employee’s employer.

(i) The “Fair Market Value” of a share of Common Stock on any day shall be equal to the last sale price, regular way, of a share of Common Stock on such day (or in case the principal United States national securities exchange on which the Common Stock is listed or admitted to trading is not open on such date, the next preceding date upon which it is open), or in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the principal United States national securities exchange on which the Common Stock is listed or admitted to trading.

(j) “Option Exercise Date” shall mean, with respect to each exercise of an Option, the date upon which such Option is exercised.

(k) “Prospective Client” means any individual or enterprise who is not a Client but with whom the Company was in active business discussions or negotiations at any time during either (i) the date the Employee engages in an act described in Section 3(b)(ii)(B) or (ii) the 12-month period preceding the termination of the Employee’s employment with the Company for any reason and in each case whose identity became known to the Employee in connection with the Employee’s relationship with or employment by the Company.

2. Termination of Employment; Acceleration and Termination of Options.

(a) Termination of Status as an Employee.

(i) Termination at Age 62 or Older Other than due to Cause, Death or Disability.

(A) If the Employee’s status as an employee of the Company or any of its subsidiaries is terminated at age 62 or older for no reason, or for any reason other than Cause, death or Disability, then:

(1) if the Employee shall have been (or for any other purpose shall have been treated as if he or she had been) a continuous employee of the Company or its subsidiaries for at least 10 years immediately prior to the date of termination of employment status (the “Employment Termination Date”), then (a) the portion of the Option that has not vested on or prior to such date shall fully vest immediately prior to such date, and (b) subject to Section 2(b) hereof, the Option shall terminate upon the earlier of the Expiration Date or the fifth anniversary of the Employment Termination Date; and

(2) if the Employee shall not have been (and shall not for any other purpose have been treated as if he or she had been) a continuous employee of the Company or its subsidiaries for at least 10 years immediately prior to the Employment Termination Date, then, subject to Sections 2(a)(ii) and 2(b) hereof (a) the portion of the Option that has not vested on or prior to such date shall terminate on such date, and (b) the remaining vested portion of the Option shall terminate upon the earlier of the Expiration Date or the fifth anniversary of the Employment Termination Date.

(ii) Leave of Absence.  If, prior to the exercise of the Option in full, the Employee takes a leave of absence (including a military leave of absence), the Employee and the Company each reasonably anticipate that the Employee will return to active employment and either (x) the leave of absence is to be for not more than six months or (y) at all times during the leave of absence the Employee has a statutory or contractual right to return to work, then:

(A) while on leave of absence the Employee shall be treated as if he were an active employee;

(B) if the Employee’s leave of absence is terminated and the Employee does not return to active employment, the date of the end of the leave of absence shall be treated as the date on which the Employee has a termination of employment; and

(C) if the Employee’s leave of absence is terminated and the Employee returns to active employment, he shall be treated as if active employment had continued uninterrupted during the leave of absence.

(iii) Death or Disability.  If the Employee’s status as an employee of the Company or any of its subsidiaries is terminated by reason of the death or Disability of the Employee, then (1) the portion of the Option that has not vested on or prior to the Employment Termination Date shall fully vest on such date and (2) the Option shall terminate upon the earlier of the Expiration Date or the fifth anniversary of the Employment Termination Date.

(iv) Other Termination at Age 61 or Younger.  If the Employee’s status as an employee of the Company or any of its subsidiaries is terminated at age 61 or younger for no reason, or for any reason other than Cause, death, Disability, permanent or temporary lay off, or approved leave of absence, then (1) the portion of the Option that has not vested on or prior to the Employment Termination Date shall terminate on such date and (2) the remaining vested portion of the Option shall terminate upon the earlier of the Expiration Date or three months after the Employment Termination Date.

(b) Death Following Termination of Employment.  Notwithstanding anything to the contrary in this Agreement, if the Employee shall die at any time after the termination of his or her status as an employee of the Company or any of its subsidiaries and at a time when the Option is vested and exercisable, then the Option shall remain exercisable until, and shall terminate upon, the earlier of the Expiration Date or the fifth anniversary of the date of such death.

(c) Termination for Cause.  If the Employee’s status as an employee of the Company or any of its subsidiaries is terminated for Cause, then both the vested and unvested portion of the Option shall terminate on such date.

(d) Acceleration of Option.

(i) The Committee, in its sole discretion, may accelerate the exercisability of the Option at any time and for any reason.

(ii) Notwithstanding anything to the contrary in this Agreement, upon a Change in Control: (1) the portion of the Option then outstanding that has not vested on or prior thereto shall fully vest and (2) the Option shall remain exercisable until, and shall terminate upon, the earlier of the Expiration Date or, if applicable,  the fifth anniversary of the date of the Employee’s death.

(e) Certain Events Causing Termination of Option.  Notwithstanding anything to the contrary in this Agreement, the Option shall terminate upon the consummation of any of the following events, or, if later, the thirtieth day following the first date upon which such event shall have been approved by both the Board of Directors and the stockholders of the Company, or upon such later date as shall be determined by the Committee:

(i) the dissolution or liquidation of the Company;

(ii) a sale of substantially all of the property and assets of the Company, unless the terms of such sale shall provide otherwise; or

(iii) a reorganization, merger or consolidation of the Company that results in the outstanding securities of any class then subject to the Option being exchanged for or converted into cash, property and/or securities not issued by the Company, unless the terms of such reorganization, merger or consolidation provide otherwise.

3. Recoupment and Forfeiture.

(a) Refund of Option Gains; Termination of Options.  If the Employee breaches any of the covenants set forth in Section 3(b)(i), (ii) or (iii) hereof during the Applicable Restrictive Period for such exercise, then:

(i) Refund of Option Gains.  If the Employee has exercised the Option within the one year period prior to the occurrence of the Employee’s breach of any of the covenants set forth in Section 3(b)(i), (ii) or (iii) hereof, the Employee shall immediately deliver to the Company with respect to such exercise, an amount in cash equal to:

(A) the aggregate Fair Market Value, determined as of the Option Exercise Date, of the shares of Common Stock issued upon such exercise; minus

(B) the aggregate exercise price paid, whether in cash or by the delivery or withholding of shares of Common Stock, upon such exercise.

(ii) Termination of All Options.  All outstanding Options shall be terminated and forfeited.

(b) Triggering Events.  The events referred to in Section 3(a) hereof are as follows:

(i) Non-Disclosure and Non-Use of Confidential Information.  The Employee agrees not to disclose, use, copy or duplicate or otherwise permit the use, disclosure, copying or duplication of any Confidential Information (other than in connection with authorized activities conducted in the course of the Employee’s employment at the Company for the benefit of the Company) during the period of including during his/her employment with the Company or at any time thereafter. The Employee agrees to take all reasonable steps and precautions to prevent any unauthorized disclosure, use, copying or duplication of Confidential Information.

(ii) Non-Solicitation of the Company’s Employees, Clients, and Prospective Clients.  During the time of the Employee’s employment and for a period of 24 months thereafter, the Employee shall not, without the express, prior written consent of the Company’s General Counsel, engage in any of the conduct described in paragraphs (A) and (B) below, either directly or indirectly, individually or as an employee, agent, contractor, consultant, member, partner, officer, director or stockholder (other than as a stockholder of less than 5% of the equities of a publicly held corporation) or in any other capacity for any person, firm, partnership or corporation:

(A) hire, attempt to hire or assist any other person or entity in hiring or attempting to hire any current employee of the Company or any person who was a Company employee within the 6-month period preceding such hiring or attempted hiring;

(B) solicit, divert or cause a reduction in the business or patronage of any Client or Prospective Client.

(iii) Non-Competition.  During the time of the Employee’s employment and for a period of 12 months thereafter, the Employee shall not, without the express, prior written consent of the Company’s General Counsel, either directly or indirectly, as an employee, agent, contractor, consultant, partner, member, officer, director or stockholder (other than as a stockholder of less than 5% of the equities of a publicly traded corporation), wherever the Company is marketing or providing its services or products, participate in any activity as, or for, a Competitor of the Company which is the same or similar to the activities in which the Employee was involved at the Company.

(c) Waiver of Recoupment.  Notwithstanding the foregoing, the Employee shall be released from (i) all of his or her obligations under Section 3(a) hereof in the event that a Change in Control occurs within three years prior to the Employment Termination Date, and (ii) some or all of his or her obligations under Section 3(a) hereof in the event that the Committee (if the Employee is an executive officer of the Company) or the Company’s Chief Executive Officer (if the Employee is not an executive officer of the Company) shall determine, in their respective sole discretion, that such release is in the best interests of the Company.

(d) Effect on Other Rights and Remedies.  The rights of the Company set forth in this Section 3 shall not limit or restrict in any manner any rights or remedies which the Company or any of its affiliates may have under law or under any separate employment, confidentiality or other agreement with the Employee or otherwise with respect to the events described in Section 3(b) hereof.

(e) Reasonableness.  The Employee agrees that the terms and conditions set forth in Section 3 hereof are fair and reasonable and are reasonably required for the protection of the interests of the Company.  If, however, in any judicial proceeding any provision of Section 3 hereof is found to be so broad as to be unenforceable, the Employee and the Company agree that such provision shall be interpreted to be only so broad as to be enforceable.

4. Adjustments.  In the event that the outstanding securities of the class then subject to the Option are increased, decreased or exchanged for or converted into cash, property and/or a different number or kind of securities, or cash, property and/or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, merger, consolidation, recapitalization, reclassification, dividend (other than a regular, quarterly cash dividend) or other distribution, stock split, reverse stock split or the like, or in the event that substantially all of the property and assets of the Company are sold, then, unless such event shall cause the Option to terminate pursuant to Section 2(e) hereof, the Committee shall make appropriate and proportionate adjustments in the number and type of shares or other securities or cash or other property that may thereafter be acquired upon the exercise of the Option; provided, however, that any such adjustments in the Option shall be made without changing the aggregate Exercise Price of the then unexercised portion of the Option.

5. Exercise.  The Option shall be exercisable during the Employee’s lifetime only by the Employee or by his or her guardian or legal representative, and after the Employee’s death only by the person or entity entitled to do so under the Employee’s last will and testament or applicable intestate law.  The Option may only be exercised by the delivery to the Company of a written notice of such exercise, in the form specified by the Company, which notice shall, among other things, specify the number of Option Shares to be purchased and the aggregate Exercise Price for such shares, together with payment in full of such aggregate Exercise Price pursuant to the Company’s cashless exercise program.  All of the Option Shares so purchased shall be immediately sold by the broker effecting such cashless exercise.

6. Payment of Taxes.

(a) Regardless of any action the Company and/or the Employer may take with respect to any or all income tax (including U.S., federal, state and local tax and/or non-U.S. tax), social insurance, payroll tax, payment on account or other tax-related items (collectively, “Tax-Related Items”), the Employee acknowledges that the ultimate liability for all Tax-Related Items is and remains the Employee’s responsibility and may exceed the amount actually withheld by the Company and/or the Employer.  The Employee further acknowledges that the Company and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option, including, but not limited to, the grant, vesting or exercise of the Option, the subsequent sale of Option Shares acquired pursuant to such exercise and the receipt of any dividends; and (2) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Option to reduce or eliminate the Employee’s liability for Tax-Related Items or achieve any particular result.  Furthermore, if the Employee has become subject to tax in more than one jurisdiction between the Grant Date and the date of any relevant taxable or tax withholding event, as applicable, the Employee acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related items in more than one jurisdiction.

(b) Prior to the relevant taxable or tax withholding event, as applicable, the Employee shall pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items.  In this regard, the Employee authorizes the Company and/or the Employer, at their discretion, to satisfy the Tax-Related Items by one or a combination of the following: (i) withholding all applicable Tax-Related Items from any wages or other cash compensation paid to the Employee by the Company and/or the Employer, or (ii) from the proceeds of the sale of the Option Shares pursuant to the Company’s cashless exercise program.

(c) Finally, the Employee shall pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of the Employee’s participation in the Plan that cannot be satisfied by the means described in this Section.  The Company may refuse to honor the exercise of the Option if the Employee fails to comply with his or her obligations in connection with the Tax-Related Items.

7. Data Privacy.

(a) In order to implement, administer, manage and account for the Employee’s participation in the Plan, the Company and/or the Employer may:

(i) collect and use certain personal data regarding the Employee, including, without limitation, the Employee’s name, home address and telephone number, work address and telephone number, work e-mail address, date of birth, social insurance or other identification number, term of employment, employment status, salary, nationality and tax residence, and any details regarding the terms and conditions, grant, vesting, exercise, cancellation, termination and expiration of all stock options and other stock based incentives granted, awarded or sold to the Employee by the Company (collectively, the “Data”);

(ii) transfer the Data to any third parties who may be involved in the implementation, administration and/or management of the Plan, which recipients may be located in the Employee’s country or in other countries that may have different data privacy laws and protections than the Employee’s country;

(iii) transfer the Data to a broker or other third party with whom the Employee has elected to deposit any Option Shares acquired upon exercise of the Option; and

(iv) retain the Data for only as long as may be necessary in order to implement, administer, manage and account for the Employee’s participation in the Plan.

(b) The Employee hereby explicitly and unambiguously consents to the collection, use, transfer and retention of the Data, as described in this Agreement, in electronic or other form, for the exclusive purpose of implementing, administering, managing and accounting for the Employee’s participation in the Plan.

(c) The Employee understands that by contacting his or her local human resources representative, the Employee may:

(i) view the Data;

(ii) correct any inaccurate information included within the Data;

(iii) request additional information regarding the storage and processing of the Data; and

(iv) request a list with the names and addresses of any potential recipients of the Data.

(d) The Employee understands that he or she may refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative.  The Employee understands, however, that refusing or withdrawing his or her consent may affect his or her ability to participate in the Plan.  For more information on the consequences of the Employee’s refusal to consent or withdrawal of consent, the Employee understands that he or she may contact his or her local human resources representative.

8.	Notices.

Unless the Company notifies the Employee in writing of a different procedure, any notice or other communication to the Company with respect to this Award shall be in writing and shall be:

(a) by registered or certified United States mail, postage prepaid, to Computer Sciences Corporation, Attn: Corporate Secretary, 3170 Fairview Park Drive, Falls Church, VA 22042; or

(b) by hand delivery or otherwise to Computer Sciences Corporation, Attn: Corporate Secretary, 3170 Fairview Park Drive, Falls Church, VA 22042.

Any notices provided for in this Agreement or in the Plan shall be given in writing and shall be deemed effectively delivered or given upon receipt or, in the case of notices delivered by the Company to the Employee, five days after deposit in the United States mail, postage prepaid, addressed to the Employee at the address specified at the end of this Agreement or at such other address as the Employee hereafter designates by written notice to the Company.

9. Stock Exchange Requirements; Applicable Laws.  Notwithstanding anything to the contrary in this Agreement, no Option Shares purchased upon exercise of the Option, and no certificate representing all or any part of such shares, shall be issued or delivered if, in the opinion of counsel to the Company, such issuance or delivery would cause the Company to be in violation of, or to incur liability under, any securities law, or any rule, regulation or procedure of any U.S. national securities exchange upon which any securities of the Company are listed, or any listing agreement with any such securities exchange, or any other requirement of law or of any administrative or regulatory body having jurisdiction over the Company.

10. Nontransferability.  Neither the Option nor any interest therein may be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner other than by will or the laws of descent and distribution.

11. Plan.  The Option is granted pursuant to the Plan, as in effect on the Grant Date, and is subject to all the terms and conditions of the Plan, as the same may be amended from time to time; provided, however, that no such amendment shall deprive the Employee, without his or her consent, of the Option or of any of the Employee’s rights under this Agreement.  The interpretation and construction by the Committee of the Plan, this Agreement, the Option and such rules and regulations as may be adopted by the Committee for the purpose of administering the Plan shall be final and binding upon the Employee.  Until the Option shall expire, terminate or be exercised in full, the Company shall, upon written request therefor, send a copy of the Plan, in its then-current form, to the Employee or any other person or entity then entitled to exercise the Option.

12. Stockholder Rights.  No person or entity shall be entitled to vote, receive dividends or be deemed for any purpose the holder of any Option Shares until the Option shall have been duly exercised to purchase such Option Shares in accordance with the provisions of this Agreement.

13. Nature of Company Option Grants.  The Employee acknowledges and agrees that:

(a) the Plan was established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, as provided in the Plan;

(b) the grant of the Option is voluntary and occasional and does not create any contractual or other right to receive any future Option grants, or any benefits in lieu of Options, even if the Employee has repeatedly received Option grants in the past;

(c) all decisions with respect to future grants of Options by the Company will be at the sole discretion of the Company;

(d) the Employee’s participation in the Plan shall not create a right to further employment with the Employer and shall not interfere with the ability of the Employer to terminate the Employee’s employment relationship at any time with or without Cause;

(e) the Employee is voluntarily participating in the Plan;

(f) the Option is an extraordinary item which does not constitute compensation of any kind for services of any kind rendered to the Company or the Employer, and which is outside the scope of the Employee’s employment contract, if any;

(g) the Option is not part of normal or expected compensation or salary for any purposes, including, without limitation, for purposes of calculating any severance, resignation, termination, redundancy or end of service payments, or any bonuses, long-service awards or pension or retirement benefits, or any similar payments;

(h) in the event that the Employee is not an employee of the Company, the Option grant will not be interpreted to form an employment contract or relationship with the Company; and furthermore, the Option grant will not be interpreted to form an employment contract with the Employer or any Subsidiary of the Company;

(i) the future value of the underlying Option Shares is unknown and cannot be predicted with certainty;

(j) if the underlying Option Shares do not increase in value, the Option will have no value;

(k) if the Employee exercises the Option, the value of the Option Shares acquired upon exercise may increase or decrease in value, even below the Exercise Price; and

(l) in consideration of the grant of the Option, no claim or entitlement to compensation or damages shall arise from termination of the Option or diminution in value of the Option or Option Shares purchased through exercise of the Option resulting from termination of the Employee’s employment by the Company or the Employer (for any reason whatsoever and whether or not in breach of local labor laws) and the Employee irrevocably releases the Company and the Employer from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by signing the Agreement, the Employee shall be deemed irrevocably to have waived his or her entitlement to pursue such claim.

14. Successors.  The Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns, on the one hand, and the Employee and his or her heirs, beneficiaries, legatees and personal representatives, on the other hand.

15. Entire Agreement; Amendments and Waivers.  The Agreement embodies the entire understanding and agreement of the parties with respect to the subject matter hereof, and no promise, condition, representation or warranty, express or implied, not stated or incorporated by reference herein, shall bind either party hereto.  None of the terms and conditions of the Agreement may be amended, modified, waived or canceled except by a writing, signed by the parties hereto specifying such amendment, modification, waiver or cancellation.  A waiver by either party at any time of compliance with any of the terms and conditions of the Agreement shall not be considered a modification, cancellation or consent to a future waiver of such terms and conditions or of any preceding or succeeding breach thereof, unless expressly so stated.

16. Governing Law; Consent to Jurisdiction.  The Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Nevada, United States of America, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Agreement to the substantive law of another jurisdiction.  Any action, suit or proceeding to enforce the terms and provisions of the Agreement, or to resolve any dispute or controversy arising under or in any way relating to the Agreement, may be brought in the state courts for the County of Washoe, State of Nevada, United States of America, and the parties hereto hereby consent to the jurisdiction of such courts.

17. Language.  If the Employee has received the Agreement or any other document related to the Plan translated into a language other than English, and the translated version is different than the English version, the English version will control, unless otherwise prescribed by local law.

18. Electronic Delivery.  The Company may, in its sole discretion, decide to deliver any documents related to the Option granted under and participation in the Plan or future Options that may be granted under the Plan by electronic means or to request the Employee’s consent to participate in the Plan by electronic means.  The Employee hereby consents to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

19. Severability.  Any provision of the Agreement which is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of the Agreement invalid, illegal or unenforceable in any other jurisdiction.

20. Appendix.  Notwithstanding any provision in the Agreement to the contrary, the Option shall be subject to the special terms and provisions as set forth in the Appendix to the Agreement for the Employee’s country of residence, if any.